Torrid Announces Appointment of Tim O. Martin, DTC Veteran, as Chief Operating Officer and Chief Financial Officer
and Updates Second Quarter Fiscal 2022 Guidance

CITY OF INDUSTRY, Calif. – August 3, 2022 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, announced today that Tim Martin has been appointed to the role of Chief Operating Officer and Chief Financial Officer effective September 12, 2022. In addition, Hyon Park has been named Chief Technology Officer.

Lisa Harper, Chief Executive Officer, stated, “As we continue to grow and scale our business, we are building a world-class leadership team to support our continued sustainable and profitable growth. I am very excited to welcome Tim who is a seasoned leader known for his analytical acumen, strategic orientation, and proven ability to drive results. His expertise will be invaluable to our operations, and he will be a valued strategic partner to me and the entire leadership team. I also want to welcome Hyon Park who will be joining us as our Chief Technology Officer. Hyon will be pivotal in helping build more robust technology and digital capabilities.”

Mr. Martin comes to Torrid as an accomplished financial and operational leader. He most recently served as Executive Vice President and Chief Financial Officer of Guitar Center, where he was responsible for accounting and finance, real estate, sourcing, distribution and logistics. He brings more than 25 years of experience at multiple consumer-facing companies including Lands’ End, Gap, Disney, Coldwater Creek and Amgen. In his new role, Tim will lead all aspects of finance and operations including Information Technology, store operations, customer service, real estate, logistics, distribution and supply chain.

Mr. Martin will replace Tanner MacDiarmid who has served as Interim CFO. Mr. MacDiarmid will continue to serve the Company on a consulting basis.

Mr. Park joins as Chief Technology Officer from Belk, Inc. where he served as Executive Vice President, Chief Information Officer. Mr. Park brings 25 years of information technology and consulting experience, including 20 years with direct-to-consumer retail organizations such as Belk, Tailored Brands, and Gymboree. Mr. Park will report to Mr. Martin and will lead the Information Technology team including software and applications, infrastructure and security, governance, and business intelligence.

Update on Second Quarter Fiscal 2022

Ms. Harper commented, “While we continue to make progress driving strategic initiatives that will support sustainable, profitable growth long term, we are reducing our sales and EBITDA guidance for the second quarter as we continue to navigate through the current macro environment. Although our web traffic trends have been consistent, store traffic trends slowed in July and shipping disruptions caused by upgrades to our distribution platform during the quarter created unanticipated headwinds. The increased capacity in our fulfillment center is now operational and customers are receiving their orders as expected. Additionally, we were able to clear our projected levels of excess inventory and expect to have assortments in a balanced position by mid-September. Heading into the back half of the year, we remain focused on prioritizing margin through compelling new product, disciplined inventory management, and cost control through effective resource allocation.”

For the second quarter of fiscal 2022, the Company now expects (the “Updated Guidance”):
Net sales to be between $335 million and $340 million versus its previous guidance of between $350 million and $360 million.

Adjusted EBITDA(1) to be between $49 million and $51 million versus its previous guidance of between $53 million and $58 million.

The Company will provide an update to its fiscal 2022 outlook when it reports second quarter fiscal 2022 results on Wednesday, September 7, 2022.

The Updated Guidance does not represent a comprehensive statement of the Company’s financial results or earnings for the second quarter ended July 30, 2022, or any other period, and should not be viewed as a substitute for unaudited condensed consolidated financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles. The Company’s unaudited condensed consolidated financial statements as of and for the quarter ended July 30, 2022 are not yet available and the Company’s actual results for such period are subject to the completion of management’s final review and the Company’s other closing procedures, or subsequent events, as well as the completion of the Company’s review of its condensed consolidated financial statements. During the course of the Company’s preparation of its unaudited condensed consolidated financial statements and the notes thereto, additional items that require adjustments to the Updated Guidance may be identified. Investors should not place undue reliance on the Updated Guidance, which may differ from the actual results.  In addition, the Updated Guidance is not necessarily indicative of the results to be achieved in any future period. See “Forward-Looking Statements” for additional information.

Notes

(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on this non-GAAP financial measure. The Company does not provide reconciliations of the forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

About Torrid
Torrid is a direct-to-consumer brand of apparel, intimates and accessories in North America targeting the 25 to 40-year old woman who is curvy and wears sizes 10 to 30. Torrid is focused on fit and offers high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures such as Adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other (income) expense, plus provision for less (benefit from) income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, other expenses.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measures in determining business value and, as such, use it internally to report and analyze our results and we additionally use Adjusted EBITDA as a benchmark to determine certain non-equity incentive payments made to executives.
Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as alternatives to or substitutes for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as alternatives to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. For example, all statements we make relating to our expected second quarter of fiscal 2022 performance are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Torrid’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including: successful management of risks relating to the spread of COVID-19, including any adverse impacts on our supply chain, workforce, facilities, customer services and operations; changes in consumer spending and general economic conditions; our ability to identify and respond to new and changing product trends, customer preferences and other related factors; our dependence on a strong brand image; damage to our reputation arising from our use of social media, email and text messages; increased competition from other brands and retailers; our reliance on third parties to drive traffic to our website; the success of the shopping centers in which our stores are located; our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers; our dependence upon independent third parties for the manufacture of all of our merchandise; availability constraints and price volatility in the raw materials used to manufacture our products; interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain; our sourcing a significant amount of our products from China; shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facilities (including as a result of COVID-19); our reliance upon independent third-party transportation providers for substantially all of our product shipments; our growth strategy; our leasing substantial amounts of space; our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set; our reliance on third-parties for the provision of certain services, including distribution and real estate management; our dependence upon key executive management; our reliance on information systems; system security risk issues that could disrupt our internal operations or information technology services; unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system or otherwise; our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection; payment-related risks that could increase our operating costs or subject us to potential liability; claims made against us resulting in litigation; changes in laws and regulations applicable to our business; regulatory actions or recalls arising from issues with product safety; our inability to protect our trademarks or other intellectual property rights; our substantial indebtedness and lease obligations; restrictions imposed by our indebtedness on our current and future operations; changes in tax laws or regulations or in our operations that may impact our effective tax rate; the possibility that we may recognize impairments on long-lived assets; our failure to maintain adequate internal controls; and the threat of war, terrorism or other catastrophes that could negatively impact our business, including as a result of the current conflict between Russia and Ukraine.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.  The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 30, 2022, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Investors
ICR, Inc.
Jean Fontana
(646) 277-1214
IR@torrid.com

Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
(212) 355-4449